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                                                                    Exhibit 99.1


                                  FORM OF PROXY
                         SPECIAL MEETING OF SHAREHOLDERS

                                __________, 2004

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          OMEGA FINANCIAL CORPORATION

      The undersigned hereby constitutes and appoints David N. Thiel, Daniel L. Warfel and JoAnn N. McMinn, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to appear at the Special Meeting of Shareholders of Omega Financial Corporation ("Omega") to be held on the ___ day of __________, 2004, and at any postponement or adjournment thereof, and to vote all of the shares of Common Stock of Omega which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as specified on the reverse side.

      THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT.

      This proxy confers certain discretionary authority described in the joint proxy statement/prospectus. A majority of said attorneys and proxies present at said meeting (or if only one shall be present, then that one), may exercise all of the powers hereunder.

      [X] Please mark X votes as in this example.

PROPOSAL: To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 20, 2004, by and between Omega and Sun Bancorp, Inc. (referred to as "Sun"). That merger agreement provides that Sun will be merged with and into Omega. Subject to limitations described in the merger agreement, each outstanding share of Sun common stock will be converted into either 0.664 shares of Omega common stock or $23.25 in cash, as each Sun shareholder elects, all as more fully described in the joint proxy statement/prospectus.

[  ] FOR                          [ ] AGAINST                       [  ] ABSTAIN

PROPOSAL: To act upon the postponement or adjournment of the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement.

[  ] FOR                          [ ] AGAINST                       [  ] ABSTAIN
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      The undersigned hereby acknowledges receipt of Omega's Notice of Omega's
Special Meeting of Shareholders and the joint proxy statement/prospectus relating thereto.

                                           Date: _____________, 2004


                                           _____________________________________


                                           _____________________________________
                                           Shareholder's Signature(s)


      Please sign your name or names exactly as it appears hereon, indicating any official position or representative capacity.

      PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.